Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-19013, No. 33-50606, No. 333-30331, No. 333-87077, No. 333-91440, No. 333-104714, No. 333-105567, No. 333-105568 and No. 333-112421 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-80012 on Form S-3, Post Effective Amendment No. 1 to Registration Statement No. 2-77740 on Form S-3, Post Effective Amendment No. 1 to Registration Statement No. 333-102970 on Form S-3 and Registration Statements No. 333-12909, No. 333-853, No. 333-30355, No. 333-102970 and No. 333-110690 of Schering-Plough Corporation on Form S-3 of our report dated February 19, 2004, appearing in this Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 2003.

/s/    DELOITTE & TOUCHE LLP
Parsippany, New Jersey
February 19, 2004